United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2023

Date of Report (Date of earliest event reported)

EMBRACE CHANGE ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5186 Carroll Canyon Rd San Diego, CA 92121	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 688-4965

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Ordinary Share of par value $0.0001, one Warrant and one Right	EMCGU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share, included as part of the Units	EMCG	The Nasdaq Stock Market LLC
Warrants included as part of the Units	EMCGW	The Nasdaq Stock Market LLC
Rights included as part of the Units	EMCGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2023, Zheng Yuan, the Chief Financial Officer of Embrace Change Acquisition Corp. (the “Company”), deposited into the Company’s trust account a principal amount of $100,000, in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from October 12, 2023 to November 12, 2023.

On October 12, 2023, the Company issued an unsecured promissory note (the “Extension Fee Note”), effective as of October 10, 2023, in an amount of $100,000 to Ms. Yuan. The Extension Fee Note bears no interest and is repayable in full upon the consummation of the Company’s initial business combination. It is convertible at the Ms. Yuan’s election upon the consummation of the Company’s initial business combination. Upon such election, the Extension Fee Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The Extension Fee Note is filed as Exhibit 10.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2023, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5450(a)(2) of The Nasdaq Global Market in connection with its listing of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”), which requires the Company to maintain a minimum of 400 total holders of its Ordinary Shares for continued listing on The Nasdaq Global Market. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on The Nasdaq Global Market.

The Notice states that the Company has until November 27, 2023 to submit a plan to regain compliance with Listing Rule 5450(a)(2). If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from October 12, 2023, the date of the Notice, to evidence compliance with Listing Rule 5450(a)(2). If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal Nasdaq’s determination.

Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market. In order to transfer, the Company must submit an on-line transfer application, pay the $5,000 application fee, and meet The Nasdaq Capital Market’s continued listing requirements.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 10,000 private placement units of the Company would be issued if the entire principal balance of the Extension Fee Note is converted. The rights constituting a part of the units are exchangeable, subject to the terms and conditions of the rights, for ordinary shares as provided in the right agreement governing the rights. The warrants constituting a part of the units are exercisable, subject to the terms and conditions of the warrants, for ordinary shares as provided in the warrant agreement governing the warrants. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance and sale of the Extension Fee Note, as it was issued to sophisticated investors without a view to distribution, and was not issued through any general solicitation or advertisement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Promissory Note issued by the Company to Zheng Yuan on October 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2023

EMBRACE CHANGE ACQUISITION CORP.

By:	/s/ Jingyu Wang
Name:	Jingyu Wang
Title:	Chief Executive Officer